EXHIBIT 23.2

Consent of Public Accounting Firm

The Board of Directors

Prime Meridian Holding Company

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1/A of Prime Meridian Holding Company (the “Company”) of our report dated March 28, 2014, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Hacker, Johnson & Smith, PA

HACKER, JOHNSON & SMITH PA

Tampa, Florida

April 11, 2014